Exhibit 3.49

[STAMP]

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF INCORPORATION
FOR A
PROFESSIONAL CORPORATION

1.                         The name of the proposed corporation is R. Steven Bass, M.D., P.A..

Choose one of the following: [      ] Professional Corporation, [      ] P.C., [      ]PC, [      ] Professional Association, [XX] P.A., [      ] PA, [      ] Service Corporation, [      ] Chartered

2.                         This corporation is a Professional Corporation governed by Chapter 19, Title 33, of the 1976 South Carolina Code, as amended.

This corporation is also a Statutory Close Corporation governed by Chapter 18, Title 33 of the 197 6 South Carolina Code, as amended.

3.                         The corporation’s purpose shall be to render the following professional services: to engage in the practice of medicine & radiation therapy and to do any and all acts necessary or desirable incidental to or connected therewith, and to invest its funds in real estate, mortgages, stocks, bonds, or any other type of investment and own real or personal property necessary or appropriate to the rendering of such professional services.

4.                         The initial registered office of the corporation is

4708 Oleander Drive
Street & Number

Myrtle Beach	Horry	29577
City	County	Zip Code

and the initial registered agent at such address is R. Steven Bass, M.D.

5.                         The corporation is authorized to issue shares of stock as follows. Complete (a) or (b) , whichever is applicable:

a.                        ☒ The corporation is authorized to issue a single class of shares, the total number authorized is: 100,000

b.                        ☐ If the corporation is authorized to issue more than one class of shares, complete the following:

Class of Shares	Authorized No. of Each Class

[STAMP]

/s/ Authorized Signatory
Authorized Signatory

If shares are divided into two or more classes or if any class of shares is divided into series within a class, the relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

6.                         The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated (See, Section 33-1-230(b)):

7.                         The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See § 33-2-102 and the applicable comments thereto; and 35-2-105 and 35-2-221 of the 1976 South Carolina Code):

“A. The provisions of Sections 33-18-110 and 33-18-120, governing restrictions on the transfer of shares of the professional corporation shall not apply.”

“B. This professional corporation shall not have a board of directors, and all of the powers, duties, and rights of the board of directors shall be exercised by the shareholders.”

8.                         The name and address and signature of each incorporator is as follows (only one is required):

Name	Address	Signature

R. Steven Bass, M.D.	4708 Oleander Drive	R. Steven Bass
Myrtle Beach, SC 29577

9.                         I, R. Michael Munden, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 2, Title 33 of the 1976 South Carolina Code relating to the articles of incorporation

Date:	February 4, 1992	/s/ R. Michael Munden
(Attorney’s Signature )

R. Michael Munden
(Type or Print Attorney’s Name)

Address 1000-29th Avenue North Myrtle Beach, SC 29577

STATE OF SOUTH CAROLINA

OFFICE OF SECRETARY OF STATE

JIM MILES SECRETARY OF STATE	[SEAL]	P.O. BOX 11350
COLUMBIA 29211

As Secretary of State, it is my pleasure to return your filed Articles of Incorporation and welcome you as a new member of South Carolina’s corporate family. Please do not hesitate to let me know whenever my office can be of assistance to you.

Please be advised that the filing of the Articles of Incorporation does not, in itself, authorize you to use your corporate name in violation of the rights of any other person who may have acquired rights to use that name by virtue of any of the following laws: the Federal Trademark Act; South Carolina trademark law; common law rights in trademarks and service marks; or the laws of unfair competition. Please contact your attorney if you have any questions in this regard.

Please also note that sales of securities by a corporation can give rise to both civil and criminal liabilities if the securities have not been registered or if they do not come within an exemption to registration. The most common exemption to our state registration requirements, the limited offering exemption, S.C. Code §35-1-320(9), exempts “offers” (i.e. not sales) to not more than 25 persons where the seller reasonably believes the buyer is purchasing for investment purposes and no commission or other remuneration is either directly or indirectly paid. The burden of proving that the exemption applies is on the seller, who should accordingly maintain adequate written documentation regarding all offers made and the purchaser’s investment intent. Please contact your attorney or Deputy Securities Commissioner Burnet R. Maybank, III if you have any questions.

Be aware that important tax elections have to be made in the first year of incorporation. The formation of a corporation in South Carolina is not a taxable event to either the new corporation or the incorporators if the requirements of §351 of the Internal Revenue Code are met. This section applies if the taxpayer transfers property (but not services) to a corporation solely in exchange for stock and the taxpayer (along with any other incorporator) is in control of the corporation immediately after the transfer. IRS regulations require the taxpayer to file a complete statement of facts regarding the exchange with his tax return for the taxable year in which the corporation was formed. You should take care in choosing your initial method of accounting (cash, accrual, hybrid), as IRS regulations provide that permission must be obtained to change to another method after the first taxable year. Many corporations are finding the Subchapter S election to be increasingly attractive. In order to be entitled to the election, the new corporation must not have (1) more than 35 shareholders; (2) a shareholder who is not an individual; (3) a non-resident alien as a shareholder; or (4) more than one class of stock. The Subchapter S election must be made by timely filing a Form 2553 with the IRS. The elections noted above are complex and I strongly encourage you to review these matters with your attorney and CPA.

JIM MILES

[LOGO]

STATE OF SOUTH CAROLINA

INITIAL ANNUAL REPORT OF CORPORATIONS

ATTACH REMITTANCE HERE

				CL-1
File Number	ENDING PERIOD			(Rev. 6/90)
		Month	Year	3134

FILE THIS RETURN WITH ARTICLES OF INCORPORATION OR APPLICATION FOR AUTHORITY TO DO BUSINESS.

NAME OF CORPORATION

R. Steven Bass, M.D., P.A.

ADDRESS OF CORPORATION (NUMBER AND STREET)

4708 Oleander Drive

CITY AND STATE	ZIP	COUNTY
Myrtle Beach, South Carolina	29577	Horry

Date “Application for Charter” filed with Secretary of State South Carolina

Date of “Request for authority to do business in this state” (Foreign Corp.) N/A

IRS Employer Identification Number Applied For Business Code

1.                         State of incorporation: South Carolina

2.                         Nature of principal business in South Carolina: Medicine & Radiation Therapy

3.                         Location of registered office of the corporation in the state of South Carolina is 4/08 Oleander Dr. in the city of Myrtle Beach. Registered agent at such address is R. Stephen Bass, M.D.

4.                         Location of principal office in South Carolina (street, city and county): 4708 Oleander Dr., Myrtle Beach, Ho

5.                         Date business commenced in South Carolina: to be determined                                                      Telephone # 449-9415

6.                         The corporation’s books are in care of R. Steven Bass, M.D.                                                          located at see above

7.                         Indicate date corporation closes its books: December

8.                         If a professional corporation are all shareholders, one-half of the directors (or individuals functioning as directors) and all officers (other than the secretary and treasurer) qualified to practice the professional services engaged in by the corporation? Yes

9.                         The names and business addresses of the directors (or individuals functioning as directors) and principal officers in the corporation are:

Name	Business Address and Office
R. Steven Bass, M.D.	4708 Oleander Drive
Myrtle Beach, SC 29577

10.                   The total number of authorized shares of capital stock itemized by class and series, if any, within each class is as follows:

Number of Shares	Class	Series

100,000	Common	N/A

11.                   The total number of issued and outstanding shares of capital stock itemized by class and series, if any, within each class is as follows:

Number of Shares	Class	Series

-0-	N/A	N/A

1.	Fee due with this report	1.	25|00
2.	Interest due	2.
3.	Penalty due	3.
4.	Total - Fee, Interest and Penalty (Make remittance payable to SC Tax Commission.)	4.	$25|00

AFFIDAVIT

I, the undersigned, principal officer of the corporation for which this return is made, declare that this return including accompanying statements and schedules, has been examined by me and is to the best of my knowledge and belief a true and complete return made in good faith.

R. Michael Munden, Esq.	/s/ R. Michael Munden
THIS RETURN PREPARED BY	SIGNATURE OF OFFICER AUTHORIZED TO SIGN

February 4, 1992	President
DATE	TITLE

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF AMENDMENT

TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.                         The name of the corporation is R. Steven Bass, M.D., P.A.

2.                         Date of Incorporation June 12, 1992

3.                         Agent’s Name and Address R. Steven Bass, 4708 Oleander Drive, Myrtle Beach, SC

4.                         On May 31, 2002, the corporation adopted the following Amendment (s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)

The Professional Corporation will change its name from “R. Steven Bass, M.D., P.A. to Carolina Regional Cancer Center, P.A.”

5.                         The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”).

N/A

6.                         Complete either “a” or “b”, whichever is applicable.

a. ☒        Amendment(s) adopted by shareholder action.

At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Represented at the meeting	Number of Undisputed* Shares For or Against
Common	1,000	1,000	1,000	1,000	0

R. Steven Bass, M.D., P.A.
Name of Corporation

*NOTE:                         Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

b. ☐        The Amendment (s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.

7.                         Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of 1976 South Carolina Code of Laws, as amended)

Date	6/10/02	R. Steven Bass, M.D., P.A
Name of Corporation

/s/ R. Steven Bass
Signature

R. Steven Bass, M.D., President
Type or Print Name and Office

FILING INSTRUCTIONS

1.                         Two copies of this form, the original and either a duplicate original or a conformed copy, must by filed.

2.                         If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3.                         Filing fees and taxes payable to the Secretary of State at time of filing application.

Filing Fee	$10.00
Filing tax	100.00
Total	$110.00

Return to:	Secretary of State
P.O. Box 11350
Columbia, SC 29211

Form Revised by South Carolina

Secretary of State, January 2000

CERTIFIED TO BE A TRUE AND CORRECT COPY	STATE OF SOUTH CAROLINA
SECRETARY OF STATE
APR 30 2010
ARTICLES OF AMENDMENT

TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.                          The name of the corporation is Carolina Regional Cancer Center, P.A.

2.                          Date of Incorporation June 12, 1992

3.                          Agent’s Name and Address R. Steven Bass, 4708 Oleander Dr, Myrtle Beach, SC 29577

4.                          On April, 2010, the corporation adopted the following Amendment (s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)

See attached

5.                          The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”).

N/A

6.                          Complete either “a” or “b”, whichever is applicable.

a. ☒        Amendment(s) adopted by shareholder action.

At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Voting	Number of Outstanding	Number of Votes Entitled	Number of Votes Represented at	Number of Undisputed* Shares
Group	Shares	to be Cast	the meeting	For	or	Against
Common	1,000	1,000	1,000	1,000		0

100430-0152	FILED 04/03/2010
CAROLINA REGIONAL CANCER CENTER, INC.
Filing Fee $110.00 ORIG

Mark Hammond	South Carolna Secretary of State

Carolina Regional Cancer Center, P.A.
Name of Corporation

*NOTE:                          Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

b. ☐         The Amendment (s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.

7.                          Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of 1976 South Carolina Code of Laws, as amended) May 3, 2010 at 12:01 a.m.

Date April 30, 2010	Carolina Regional Cancer Center, P.A.
Name of Corporation

/s/ R. Steven Bass
Signature

R. Steven Bass, President
Type or Print Name and Office

FILING INSTRUCTIONS

1.                          Two copies of this form, the original and either a duplicate original or a conformed copy, must by filed.

2.                          If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3.                          Filing fees and taxes payable to the Secretary of State at time of filing application.

Filing Fee	$10.00
Filing tax	100.00
Total	$110.00

Return to:	Secretary of State
P.O. Box 11350
Columbia, SC 29211

Form Revised by South Carolina
Secretary of State, January 2000

Amendments to the Articles of Incorporation of Carolina Regional Cancer Center, P.A.

1.             Article One, which reads as follows, “The name of the corporation is Carolina Regional Cancer Center, P.A.”, is amended to read as follows, “The name of the corporation is Carolina Regional Cancer Center, Inc,”

2.             Article Two, which reads as follows, “This corporation is a Professional Corporation governed by Chapter 19, Title 33, of the 1976 South Carolina Code, as amended.”, is amended to read as follows, “This corporation is a statutory close corporation governed by Chapter 18, Title 33 of the 1976 South Carolina Code, as amended.”

3.             Article Three, which reads as follows, “The corporation’s purpose shall be to render the following professional services: to engage in the practice of medicine & radiation therapy and to any and all acts necessary or desirable incidental to or connected therewith, and to invest its funds in real estate, mortgages, stocks, bonds, or any other type of investment and own real or personal property necessary or appropriate to the rendering of such professional services.”, is amended to read as follows, “The corporation’s purpose shall be to engage in any lawful business.”